United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2006

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31740	51-0405729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 804-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 6, 2006, the Company and Alphabet Acquisition Corp., a wholly-owned subsidiary, entered into an Agreement and Plan of Merger (the “ABC Radio Merger Agreement”) with The Walt Disney Company (“TWDC”) and ABC Radio Holdings, Inc., formerly ABC Chicago FM Radio, Inc. (“ABC Radio”), a Delaware corporation and wholly-owned subsidiary of TWDC. Pursuant to and subject to the terms and conditions contained in the ABC Radio Merger Agreement, the Company will combine its business with ABC Radio (“the Merger”), which includes 22 radio stations and the ABC Radio Network. The combination is structured as a reverse Morris Trust transaction. Prior to the Merger, ABC Radio will incur a specified amount of debt, the proceeds of which TWDC or its affiliates will retain (discussed below), and TWDC will distribute ownership of ABC Radio to TWDC shareholders. In addition, pursuant to the ABC Radio Merger Agreement, the Company is expected to declare a special distribution payable prior to the closing of the Merger to holders of common stock of the Company of record at a date to be set.

On November 19, 2006, the Company, Alphabet Acquisition, TWDC and ABC Radio entered into amendments (the “Amendments”) to modify the terms of agreements relating to the Merger. Under the Amendments, the potential amount of cash retained by TWDC has been reduced by $300 million in the aggregate, $100 million of which is an outright reduction in the cash to be retained and $200 million of which will be taken into account in determining an increase in TWDC’s shareholders’ equity ownership in the combined business going forward. As a result of the additional Citadel common stock being issued, TWDC’s shareholders’ equity ownership in the Company after the merger has been increased from approximately 52% to approximately 57%.

Specifically, to effect the $300 million reduction in the total potential amount of cash TWDC will retain, the Amendments adjust the amount of debt that ABC Radio will incur, the proceeds of which will be retained by TWDC, from the original range of $1.4 billion to $1.65 billion to a revised range of $1.1 billion to $1.35 billion. The precise amount of the debt that ABC Radio will incur will be determined based upon the market price of the Company’s common stock over a measurement period ending prior to closing. The increase in Disney shareholders’ equity ownership in the Company after the Merger will result from the Company’s issuance of an additional $200 million of Citadel common stock to TWDC’s shareholders, priced as follows: (i) $100 million of Company common stock based on a formula set forth in the ABC Radio Merger Agreement, subject to adjustment for the special distribution expected to be paid by the Company to its pre-merger shareholders and (ii) $100 million of the Company’s common stock valued at $10.40, subject to adjustment for the special distribution expected to be paid by the Company to its pre-merger shareholders. Accordingly, immediately after closing of the Merger, TWDC’s shareholders are expected to own approximately 57% of the common stock of the Company.

In the Amendments, the parties also have agreed that the Merger will not close earlier than May 31, 2007, unless the Company elects to close at an earlier date and that, subject to certain conditions, either party may terminate the ABC Radio Merger Agreement after June 15, 2007 if the Merger has not closed by that date. In addition, the parties have agreed (i) that the Chief Executive Officer of the Company may consult with senior management of ABC Radio in an advisory role prior to the closing of the Merger and (ii) to limit the definition in the ABC Radio Merger Agreement of what constitutes a Business Material Adverse Effect. Except as expressly amended by the Amendments, the ABC Radio Merger Agreement will remain in full force and effect.

Consummation of the Merger is subject to customary closing conditions, including the absence of certain legal impediments to the consummation of the Merger, the effectiveness of certain filings with the SEC, the receipt of consent to, or rulings on, the transactions from the Federal Communications Commission and the Internal Revenue Service and the receipt of certain legal tax opinions.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of Amendment No. 1 to the Merger Agreement and Amendment No. 1 to the Separation Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2.

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Forward-Looking Statements. This report contains, in addition to statements of historical fact, certain forward-looking statements. Forward-looking statements are typically identified by words “believes,” “expects,” “anticipates,” and similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements relate to, among other things, the proposed Merger and the combined company. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and that matters referred to in such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company or the ABC Radio business to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. There can be no assurance as to the timing of the closing of the Merger, or whether the Merger will close at all. Factors that could cause the Merger to be delayed or to fail to close at all include: the failure to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure to receive required tax rulings or tax opinions; and a material adverse effect on the business, assets, financial condition or results of operations of the Company, TWDC or the ABC radio business; as well as those matters discussed under the captions “Forward-Looking Statements” and “Risk Factors” in Citadel Broadcasting Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005 and quarterly reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company at www.citadelbroadcasting.com. The Company assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Additional Information and Where to Find It. In connection with the Company’s proposed business combination with a subsidiary of TWDC, the Company intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a prospectus and an information statement. Investors and security holders are urged to read these when they become available because they will contain important information about the Company, certain subsidiaries of TWDC and the combination. The information statement, prospectus and other relevant materials (when they become available), and any other documents filed by the Company or TWDC with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting the Company by directing a written request to: Citadel Broadcasting Corporation, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, Attention: Investor Relations. Investors and security holders are urged to read the information statement, prospectus and the other relevant materials when they become available before making any investment decision with respect to the combination.

No Offer or Solicitation. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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Item 8.01.	Other Events.

On November 22, 2006, the Company issued a press release announcing the execution of Amendments (described in Item 1.01 hereof). A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 1 to the Merger Agreement dated November 19, 2006, by and among the Company, Alphabet Acquisition, TWDC and ABC Radio.

10.2	Amendment No. 1 to the Separation Agreement dated November 19, 2006, by and between TWDC and ABC Radio.

99.1	Press release dated November 22, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2006	CITADEL BROADCASTING CORPORATION

	By:	/s/ Patricia Stratford
		Name:	Patricia Stratford
		Title:	Senior Vice President Finance and Administration and Assistant Secretary

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